December 12, 2003

Comstock Resources, Inc.
5300 Town and Country Boulevard Suite 500
Frisco, Texas 75034

Shareholders and Board of Directors
Comstock Resources, Inc.

We are aware of the incorporation by reference in the Registration Statement on
Form S-3 for $300,000,000 of Securities of Comstock Resources, Inc. of our
reports dated November 5, 2003 and August 7, 2003 relating to the unaudited consolidated interim financial statements of Comstock Resources, Inc. that are included in its Forms 10-Q for the quarters ended September 30, 2003 and June
30, 2003.

Ernst & Young LLP

Dallas, Texas